SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2006

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 13, 2006, the Board of Directors (the “Board”) of Adolor Corporation (the “Company”) approved the Third Amendment to the Adolor Corporation Amended and Restated 1994 Equity Compensation Plan (the “1994 Plan Amendment”) and the Third Amendment to the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan (the “2003 Plan Amendment” together with the 1994 Plan Amendment, the “Amendments”). Each Amendment amends the respective definition of Fair Market Value for the purpose of determining the Exercise Price of any option granted under the plans, clarifies the language regarding cashless exercises of options and clarifies the types of amendments to the respective plan that require shareholder approval to be effective. Each Amendment is effective January 1, 2007. The Company hereby incorporates by reference the Third Amendment to the Adolor Corporation Amended and Restated 1994 Equity Compensation Plan and the Third Amendment to the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan, attached as Exhibits 10.1 and 10.2, respectively, and made a part hereof.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1 Third Amendment to the Adolor Corporation Amended and Restated 1994 Equity Compensation Plan

10.2 Third Amendment to the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Martha E. Manning
Name:	Martha E. Manning
Title	Senior Vice President, General Counsel and Secretary

Dated: December 19, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to the Adolor Corporation Amended and Restated 1994 Equity Compensation Plan

10.2`	Third Amendment to the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan